EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S-1 of Xtrasafe, Inc. of our report dated September 12, 2008 on our audit of the financial statements of Xtrasafe, Inc. as of August 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception on June 5, 2008 through August 31, 2008, and the reference to us under the caption "Experts."


/S/ MOORE & ASSOCIATES, CHARTERED
Moore & Associates Chartered
Las Vegas, Nevada
September 29, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                         (702)253-7499 Fax (702)253-7501
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